EXHIBIT  10(l)

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                                                    Exhibit 10(l)





                                        $450,000,000



                                      CREDIT AGREEMENT


                                         dated as of


                                        June 8, 1995


                                            among


                         THE LOUISIANA LAND AND EXPLORATION COMPANY,


                                  The BANKS Listed Herein,


                         MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                                          as Agent

                                             and

                          TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                               and NATIONSBANK OF TEXAS, N.A.,

                                        as Co-Agents


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                                     TABLE OF CONTENTS1


                                          ARTICLE I

                                         DEFINITIONS

1.01         Definitions
1.02         Accounting Terms and Determinations
1.03         Types of Borrowings
1.04         Other Definitional Provisions

                                         ARTICLE II

                                         THE CREDITS

2.01         Commitments to Lend
2.02         Method of Borrowing
2.03         Money Market Borrowings
2.04         Notice to Banks; Funding of Loans
2.05         Notes
2.06         Method of Electing Interest Rates
2.07         Interest Rates
2.08         Fees
2.09         Termination or Reduction of Commitments
2.10         Prepayments and Repayments
2.11         General Provision as to Payments
2.12         Funding Losses
2.13         Computation of Interest and Fees
2.14         Taxes

                                         ARTICLE III

                                   CONDITIONS TO BORROWING

3.01         Each Borrowing

                                         ARTICLE IV

                               REPRESENTATIONS AND WARRANTIES

4.01         Corporate Existence and Power
4.02         Corporate and Governmental Authorization; No Contravention
4.03         Binding Effect
4.04         Information
4.05         No Material Adverse Change

1 The Table of Contents is not a part of this Agreement.

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4.06         Litigation
4.07         Compliance with ERISA
4.08         Taxes
4.09         Compliance with Laws
4.10         Investment Company Act
4.11         Public Utility Holding Company Act
4.12         Ownership of Property, Liens
4.13         Current Disclosure
4.14         Representations in Subsidiary Guaranty Agreement True
               and Correct
4.15         Use of Proceeds
4.16         Environmental Matters


                                          ARTICLE V

                                          COVENANTS

5.01         Information
5.02         Reserve Reports
5.03         Payment of Obligations
5.04         Maintenance of Property
5.05         Insurance
5.06         Compliance With Law
5.07         Inspection of Property, Book and Records
5.08         Development and Operation of Oil, Gas and Mineral
               Properties
5.09         Maintenance of Existence, Rights, Etc.
5.10         Maintenance of Equity Securities of Significant
               Subsidiaries
5.11         Limitation on Debt
5.12         Negative Pledge
5.13         Consolidations, Mergers and Asset Sales
5.14         Cash Flow Coverage
5.15         Minimum Consolidated Tangible Net Worth
5.16         Subsidiary Debt
5.17         Transactions with Affiliates
5.18         Limitation of Restrictions Affecting
               Subsidiaries


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                                         ARTICLE VI

                                          DEFAULTS

6.01         Defaults
6.02         Notice of Default


                                         ARTICLE VII

                                          THE AGENT

7.01         Appointment and Authorization
7.02         Agent and Affiliates
7.03         Action by Agent
7.04         Consultation with Experts
7.05         Liability of Agent
7.06         Indemnification
7.07         Credit Decision
7.08         Agents' Fees
7.09         Successor Agent
7.10         Co-Agents Not Liable


                                        ARTICLE VIII

                                  CHANGES IN CIRCUMSTANCES

8.01         Basis for Determining Interest Rate Inadequate or Unfair
8.02         Illegality
8.03         Increased Cost and Reduced Return
8.04         Domestic Loans Substituted For Affected Euro-Dollar Loans
8.05         Substitution of Bank

                                         ARTICLE IX

                                        MISCELLANEOUS

9.01         Notices
9.02         No Waiver
9.03         Expenses; Indemnification
9.04         Sharing of Set-offs
9.05         Amendments and Waivers
9.06         Successors and Assigns
9.07         Collateral
9.08         Governing Law; Submission to Jurisdiction

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9.09         Counterparts; Integration;
9.10         WAIVER OF JURY TRIAL
9.11         Confidentiality


                                          ARTICLE X

                                        EFFECTIVENESS

10.01        Conditions to Effectiveness
10.02        Consequences of Effectiveness Transitional Provisions


Schedule I                   --  Pricing Schedule

Exhibit A                    --   Note

Exhibit B-1                  --   Opinion of Special Counsel
                                    for the Obligors

Exhibit B-2                  --   Opinion of General Counsel of
                                    the Borrower

Exhibit C--                  Opinion of Davis Polk & Wardwell

Exhibit D--                  Subsidiary Guaranty Agreement

Exhibit E                    --   Form of Money Market Quote Request

Exhibit F                    --   Form of Invitation for Money Market
                                    Quotes

Exhibit G                    --   Form of Money Market Quote

Exhibit H                    --   Assignment and Assumption Agreement
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                                    AMENDED AND RESTATED

                                      CREDIT AGREEMENT


              AGREEMENT dated as of June 8, 1995 among THE LOUISIANA LAND AND EXPLORATION COMPANY, the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent, and TEXAS COMMERCE BANK NATIONAL ASSOCIATION and NATIONSBANK OF TEXAS, N.A., as Co-Agents.

              WHEREAS, the Borrower, the Banks, the Co-Agents and the Agent are parties to an Amended and Restated Credit Agreement dated as of August 19, 1994 (as amended to the date hereof, the "Existing Agreement");

              WHEREAS, the parties hereto wish to replace the credit facility under the Existing Agreement with a new credit facility hereunder;

              WHEREAS, when all the conditions specified in Section
10.01 have been satisfied, the Existing Agreement will be automatically terminated and the loans outstanding thereunder (if any) will be repaid or refinanced hereunder;

              NOW, THEREFORE, the parties hereto agree as follows:


                                          ARTICLE I

                                         DEFINITIONS

              SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

              "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to
Section 2.03.

              "Additional Bank" has the meaning set forth in Section
9.05(b).

              "Adjusted Debt" means, at any date, Consolidated Debt plus, so long as Proved Reserves of CLAM are treated as a Petroleum Property, CLAM Net Debt less Excluded Debt, each determined as of such date.

              "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.07(b).

              "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.
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              "Affiliate" means (i) any Person that directly, or
indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") and (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, CLAM is an Affiliate of the Borrower. Neither a director nor an officer of the Borrower, in such capacity, shall be deemed, for purposes of this Agreement, an Affiliate.

              "Agent" means Morgan, in its capacity as agent for the Banks under the Financing Documents, and its successors in such capacity.

              "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

              "Applicable Margin" has the meaning set forth in Section
2.07(g).

              "Asset Sale" means any sale, lease or other disposition (including (i) any such transaction effected by way of merger or consolidation and any condemnation of property (or any transfer or disposition of property in lieu of condemnation) for which the Borrower or any of its Subsidiaries or CLAM receives a condemnation award or other compensation and (ii) a primary or secondary sale of stock of a Subsidiary) by the Borrower, any of its Subsidiaries or CLAM of any asset, but excluding (i) dispositions of oil and gas after severance, other inventory and used, surplus or worn-out equipment in the ordinary course of business, (ii) dispositions to the Borrower or a Wholly-Owned Subsidiary of the Borrower, (iii) cash payments otherwise permitted under this Agreement,
(iv) dispositions by CLAM of any asset other than Proved Reserves or interests therein, and (v) mineral leases by the Borrower and its Subsidiaries entered into in the ordinary course of their respective businesses.

              "Assignee" has the meaning set forth in Section 9.06(c).

              "Assignment and Assumption" has the meaning set forth in
Section 9.06(c).

              "Bank" means each bank or other financial institution listed on the signature pages hereof, each Additional Bank or Assignee which becomes a "Bank" for purposes hereof pursuant to
Section 9.05(b) or 9.06(c), and their respective successors.

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              "Base Rate" means, for any day, a rate per annum equal to
the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

              "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

              "Borrower" means The Louisiana Land and Exploration
Company, a Maryland corporation, and its successors.

              "Borrowing" has the meaning set forth in Section 1.03.

              "Capital Lease" means a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with generally accepted accounting principles.

              "CLAM" means CLAM Petroleum Company, a Delaware corporation and an Affiliate of the Borrower.

              "CLAM Credit Agreement" means the Amended and Restated Credit Agreement dated as of July 25, 1985, among MaraLou Netherlands Partnership, CLAM, the banks parties thereto and Morgan, as agent for such banks, as amended and restated as of June 19, 1992, or any successor credit agreement entered into for the purpose of refinancing such Amended and Restated Credit Agreement, in each case, as amended, restated, extended or otherwise modified from time to time.

              "CLAM Net Debt" means, at any date, an amount equal to
(i) 50% of the aggregate amount of Debt of CLAM and of each other Person (other than a Consolidated Subsidiary of the Borrower) through which the indirect interest of the Borrower in CLAM is held (exclusive of Debt of CLAM or any such other Person owing to CLAM, any such other Person or the Borrower or a Wholly-Owned Subsidiary of the Borrower), less (ii) an amount equal to the lesser of (x) $25,000,000 and (y) 50% of the cash and cash equivalents of CLAM, all determined as of such date.

              "Co-Agent" means each of Texas Commerce Bank National Association and NationsBank of Texas, N.A., in its capacity as Co-Agent hereunder.

              "Committed Loan" means a loan made by a Bank pursuant to
Section 2.01.

              "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof or in the case of an Additional Bank or Assignee, the amount of the Commitment assumed by it, in each case as such amount may be increased from time to time pursuant to Section 9.05(b) or 9.06(c) or reduced from time to time pursuant to Section 2.09 or 9.06(c).

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              "Consideration" means, in respect of any Asset Sale
involving a Petroleum Property, the sum of (i) the net cash proceeds received in connection therewith, (ii) the face amount of any instrument requiring the purchaser to make subsequent cash payments in respect thereof and (iii) the fair market value of any other consideration received in connection therewith, as determined in good faith by the Borrower.

              "Consolidated Cash Flow" means, for any period, and without duplication, Operating Cash Flow for such period, plus to the extent deducted in determining Operating Cash Flow for such period, the sum of (i) Consolidated Interest Charges and (ii) income tax expense minus, to the extent included in Operating Cash Flow for such period, proceeds of Asset Sales.

              "Consolidated Cash Flow Ratio" means at any date the ratio of (i) Consolidated Cash Flow for the four most recent consecutive fiscal quarters of the Borrower and its Consolidated Subsidiaries as of such date to (ii) Consolidated Interest Charges for such period.

              "Consolidated Debt" means at any date the aggregate amount of Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

              "Consolidated Interest Charges" means, for any fiscal period, the aggregate amount of interest charges with respect to Debt, whether expensed or capitalized, incurred or accrued by the Borrower and its Consolidated Subsidiaries during such period.

              "Consolidated Subsidiary" means, at any date with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in the consolidated financial statements of such Person as of such date.

              "Consolidated Tangible Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries less their consolidated Intangible
Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of all goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets.

              "Constitutional Documents" in relation to any corporate Person means the Certificate of Incorporation and By-Laws or other constitutional documents of such corporate Person.

              "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such
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Person to pay the deferred purchase price of property or services,
(iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of such Person, fixed or contingent, to reimburse any other Person for amounts drawn under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person (quantified, for purposes hereof, as an amount equal to the lesser of (a) the amount of such Debt and (b) the value (determined as of the last day of the fiscal year most recently ended) of the assets securing such Debt), (vii) all Debt of others Guaranteed by such Person; provided that (x) neither trade accounts payable arising in the ordinary course of business nor obligations in respect of insurance policies or performance or surety bonds which are not themselves Guarantees of Debt (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the foregoing) shall constitute Debt, (y) the Morgan Gold Loans shall not at any time constitute Debt unless, at such time, for any reason whatsoever, (1) no royalty income shall have accrued under the Royalty Agreement dated as of December 5, 1984 between Copper Range Company, a Michigan Corporation, and the Borrower during the three consecutive fiscal quarters of the Borrower most recently ended prior to such time or (2) any payment required to have been made to the Borrower under such agreement prior to such time shall not have been paid on, or within 30 days after, the date such payment is due and (z) amounts borrowed by the Borrower under life insurance policies issued to the Borrower and covering employees or former employees of the Borrower not in excess of the cash surrender value of such policies shall not constitute Debt of the Borrower.

              "Debt Limit" means, at any date, the applicable limitation on Adjusted Debt then most recently determined pursuant to Section 5.11(b).

              A "Debt Limit Excession" exists at any date if and to the extent that Adjusted Debt at such date exceeds the Debt Limit at such date.

              "Debt Rating" means a rating of the Borrower's long-term senior debt which is not secured or supported by a guarantee, letter of credit or other form of credit enhancement.

              "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

              "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option,

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bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions, excluding (i) crude oil, natural gas and petroleum market transactions on a spot or forward basis which contemplate physical delivery and/or receipt and (ii) purchases of foreign currency on a spot or forward basis to fund local currency requirements.

              "Determining Banks" means the Agent and the Co-Agents.

              "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

              "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

              "Domestic Loan" means (i) a Committed Loan which bears interest at a rate of interest determined in accordance with
Section 2.07(a) on the basis of the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or Article VIII or (ii) an overdue amount which was a Domestic Loan immediately before it became overdue.

              A "Downgrade Condition" exists at any date if, at such date, (i) the Borrower has Debt Ratings below the level of BBB- by S&P and below the level of Baa3 by Moody's, (ii) the Borrower has Debt Ratings from neither S&P nor Moody's or (iii) the Borrower has a Debt Rating from only one of S&P or Moody's and such Debt Rating is below the level of BBB- or Baa3, as the case may be.

              "Effective Date" means the date this Agreement becomes effective in accordance with Section 10.01.

              "Environmental Laws" means any and all applicable federal, state, local and foreign statutes, laws, judicial decisions (to the extent such decisions are binding upon the
Borrower or any Subsidiary of the Borrower), regulations,
ordinances, rules, codes, injunctions, permits, grants, franchises and licenses relating to pollution or the protection of public health and the environment; including without limitation laws relating to Releases of Hazardous Substances or wastes into the environment including without limitation ambient air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the clean-up or other remediation thereof to the extent such activities impact the
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              "Equity Security" means, as to any Person, any capital
stock or other equity security, or any warrant or other right to purchase such an equity security, issued by such Person.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

              "ERISA Group" means the Borrower, any Subsidiary of the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary of the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

              "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business
(including dealings in dollar deposits) in London.

              "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative
Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

              "Euro-Dollar Loan" means (i) a Committed Loan which bears interest at a rate of interest determined in accordance with
Section 2.07(b) on the basis of an Adjusted London Interbank
Offered Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

              "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.07(b).

              "Event of Acceleration" means any of the events or conditions set forth in paragraphs (g) and (h) of Section 6.01 with respect to the Borrower.

              "Event of Default" has the meaning set forth in Section
6.01.

              "Excluded Debt" means (i) up to $100,000,000 aggregate principal amount of the Borrower's 7 5/8% Debentures due 2013 and
(ii) up to $200,000,000 aggregate principal amount of the Borrower's 7.65% Debentures due 2023.

              "Existing Agreement" has the meaning set forth in the recitals hereto.

              "FASB-95" means the Statement of Financial Accounting Standards No. 95 as published by the Financial Accounting Standards Board of the Financial Accounting Foundation.
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              "Federal Funds Rate" means, for any day, the rate per
annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan on such day on such transactions as determined by the Agent.

              "Financial Officer" means the chief financial officer, chief accounting officer or treasurer of the Borrower.

              "Financing Documents" means this Agreement and the Notes.

              "Fixed Rate Loans" means Euro-Dollar Loans or Money
Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

              "Group" of Loans means at any time a group of Committed Loans consisting of (i) all Loans which are Domestic Loans at such time or (ii) all Loans which are Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to or made as a Domestic Loan pursuant to Section 8.02 or 8.04, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

              "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. It is understood that the obligations of the Borrower and its Subsidiaries under the arrangements entered into in connection with the CLAM Credit Agreement, as such arrangements are in effect on the date hereof, do not constitute a Guarantee of Debt of CLAM.
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          "Hazardous Substances" means any toxic, radioactive,
caustic or otherwise hazardous substance or waste regulated under Environmental Laws, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics regulated under Environmental Laws.

              "Indemnitee" has the meaning set forth in
Section 9.03(b).

              "Information" means, collectively, (i) the Borrower's annual report on Form 10-K for the fiscal year ended December 31, 1994, (ii) the Borrower's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1995 and (iii) the Borrower's
Reserve Report as of December 31, 1994.

              "Interest Period" means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Interest Rate Election; provided that:

              (a) any Interest Period that would otherwise end on a day that is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

              (b) any Interest Period that begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month; and

              (2) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03: provided that:

              (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

              (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month; and
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              (3)  with respect to each Money Market Absolute Rate
Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 30 days) as the Borrower may elect in accordance with Section 2.03; provided that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

provided further that, if any Interest Period includes a date on which a payment of principal of any Loan is required (as of the commencement of such Interest Period) to be made under Section 2.10 but does not end on such date, then (i) the principal amount (if any) of each Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Loan shall have an Interest Period determined as set forth above.

              "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

              "Investment" means with respect to any Person (the "Investor"), any investment by the Investor in any other Person, whether by means of share purchase, capital contribution, loan, advance, purchase of Debt, Guarantee of Debt, time deposit or otherwise.

              "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London
Interbank Offered Rate pursuant to Section 2.03.

              "Lending Value" means, with respect to any Petroleum Property, the contribution of such Petroleum Property to the Debt Limit in effect at the time, as determined by the Determining Banks in accordance with their customary oil and gas lending practices.

              "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including any production payment, any obligation to deliver hydrocarbons in the future in satisfaction of an advance payment previously received or any similar arrangement which gives a creditor preferential access to minerals in place) or any other arrangement the economic effect of which is to give a creditor preferential access to such asset to satisfy its claim, whether or not filed, recorded or otherwise perfected under applicable law; provided that (i) the creation of interests in property of the character commonly referred to as a "royalty interest" or "overriding royalty interest", farmouts, joint operating or unitization agreements, or other similar transactions in the ordinary course of business and (ii) borrowings under life insurance policies as described in clause (z) of the proviso to the definition of "Debt" shall not be deemed to create a Lien. For the purpose of this Agreement, the Borrower or any Subsidiary of the

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Borrower shall be deemed to own subject to a Lien (i) any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement or other title retention agreement relating to such asset or any Capital Lease or
(ii) any account receivable transferred by it with recourse for collectibility (including any such transfer subject to a holdback or similar arrangement which effectively imposes the risk of collectibility upon the transferor).

              "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar
Loans or Money Market Loans or any combination of the foregoing.

              "London Interbank Offered Rate" has the meaning set forth in Section 2.07(b).

              "Major Casualty Event" means any loss of or damage to property of the Borrower or any of its Subsidiaries or CLAM resulting from one or more related events, but only if the aggregate amount required to repair, replace or restore such property exceeds $25,000,000.

              "Material Adverse Effect" means any material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of the Borrower and its Subsidiaries, taken as a whole.

              "Material Debt" means Debt (other than the Loans) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $10,000,000.

              "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

              "Money Market Absolute Rate" has the meaning set forth in
Section 2.03(d).

              "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

              "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market
Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

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
              "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

              "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

              "Money Market Margin" has the meaning set forth in
Section 2.03(d).

              "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

              "Moody's" means Moody's Investors Service, Inc., or any successor to such corporation's business of rating debt securities.

              "Morgan" means Morgan Guaranty Trust Company of New York, and its successors.

              "Morgan Gold Loans" means the obligations of the Borrower under the respective Credit Agreements dated as of December 23, 1994 and March 31, 1995 between the Borrower and Morgan, or under any amended or additional credit agreements on substantially similar terms, provided that the aggregate outstanding amount borrowed thereunder shall at no time exceed 35,000 ounces of gold.

              "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

              "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

              "Notice of Borrowing" means a Notice of Committed
Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

              "Notice of Interest Rate Election" has the meaning set forth in Section 2.06.

              "Operating Cash Flow" means, for any fiscal period, net cash flows from operating activities of the Borrower and its Consolidated Subsidiaries for such period, calculated in accordance with FASB-95.

              "Other Taxes" has the meaning set forth in Section 2.14.

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
              "Parent" means, with respect to any Bank, any Person controlling such Bank.

              "Participant" has the meaning set forth in
Section 9.06(b).

              "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

              "Permitted Liens" means the Liens permitted to exist under Section 5.12 hereof.

              "Petroleum Property" means any interest of the Borrower or any Subsidiary of the Borrower in Proved Reserves which is covered by a Reserve Report or other information submitted by the Borrower for use in the determination of the Debt Limit (unless (x) the Banks give zero Lending Value to such interest or (y) the Borrower elects that such interest in Proved Reserves no longer be used for such purposes pursuant to Section 5.11(b)(iv)); provided that so long as (i) no "Event of Default" as defined in the CLAM Credit Agreement shall have occurred and be continuing and (ii) the Borrower retains a 50% indirect equity interest in CLAM, the Proved Reserves of CLAM shall be treated as a Petroleum Property to the extent of the Borrower's 50% interest.

              "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

              "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

              "Pricing Schedule" means the Schedule attached hereto identified as such.

              "Prime Rate" means the rate of interest publicly announced by Morgan in New York City from time to time as its Prime Rate.

              "Proved Developed Reserves" means "proved developed oil and gas reserves" as specified under Rule 4-10(a)(3) of Regulation S-X of the Securities and Exchange Commission.

              "Proved Reserves" means Proved Developed Reserves and Proved Undeveloped Reserves.
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
              "Proved Undeveloped Reserves" means "proved undeveloped oil and gas reserves" as specified under Rule 4-10(a)(4) of Regulation S-X of the Securities and Exchange Commission.

              "Quarterly Date" means the last Euro-Dollar Business Day of each March, June, September and December.

              "Reference Banks" means the principal London offices of Texas Commerce Bank National Association, NationsBank of Texas,
N.A. (or an affiliate thereof with an office in London) and Morgan.

              "Register" has the meaning set forth in Section 9.06(f).

              "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System, as in effect from time to time.

              "Release" means any release, discharge, emission, spilling, leakage, pumping, pouring, emptying, injection, escape, leaching, dumping or disposal. The term "Released" has a corresponding meaning.

              To "Remedy" a Debt Limit Excession means to eliminate such Debt Limit Excession through (i) a reduction in the aggregate outstanding principal amount of Adjusted Debt, (ii) an increase in the Debt Limit through the addition of one or more Petroleum Properties in accordance with Section 5.11(b)(ii)(y) or (iii) a combination of (i) and (ii).

              "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments, or if the Commitments shall have terminated, holding Notes evidencing at least 66 2/3% of the aggregate outstanding principal amount of the Loans.

              "Reserve Report" means a report prepared and delivered in accordance with Section 5.02.

              "S&P" means Standard & Poor's Ratings Group, or any successor to its business of rating debt securities.

              "Significant Subsidiary" means, subject to Section 5.11(b)(iv), (i) each of LL&E (U.K.) Inc., LL&E Netherlands, Inc. and Inexco Oil Company, and their direct or indirect successors in interest (including, without limitation, by way of merger or consolidation with, or acquisition of all or a substantial part of the assets of, any such entity) for so long as it shall remain a Subsidiary, (ii) any other Subsidiary of the Borrower which owns any Petroleum Property and (iii) any other Subsidiary of the Borrower which owns any capital stock of or Debt of any other Significant Subsidiary.

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

              "Stockholder Payment" means (i) any dividend or other distribution on any Equity Securities of the Borrower and (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any Equity Securities of the Borrower or (b) any option, warrant or other right to acquire Equity Securities of the Borrower.

              "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower (or, if such term is used with reference to any other Person, by such other Person).

              "Taxes" has the meaning set forth in Section 2.14.

              "Termination Date" means June 30, 2000 (or if such date is not a Euro-Dollar Business Day, the next preceding Euro-Dollar
Business Day).

              "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of
Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title I of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

              "Wholly-Owned Subsidiary" means, with respect to any Person, any Subsidiary all of the Equity Securities of which (except directors' qualifying shares and investments by foreign nationals mandated by applicable law) are at the time owned by such Person and/or one or more of its Wholly-Owned Subsidiaries.

              SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Agent that it wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such

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
covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

              SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of the same type of one or more
Banks to be made to the Borrower pursuant to Article II on a single date and for a single initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar
Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).


              SECTION 1.04. Other Definitional Provisions. References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.
"Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.


                                         ARTICLE II

                                         THE CREDITS

              SECTION 2.01. Commitments to Lend. Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees to make loans to the Borrower from time to time during the period from and including the date hereof to but not including the Termination Date in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Within the limits specified in this Agreement, the Borrower may borrow pursuant to this Section 2.01, repay or prepay Committed Loans and reborrow pursuant to this Section 2.01. Each Borrowing under this Section
2.01 shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.01(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments.

              SECTION 2.02. Method of Borrowing. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Domestic Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

              (a) the proposed date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar
       Borrowing,

              (b)  the aggregate amount of such Borrowing,

              (c) whether the Loans comprising such Borrowing are to be Domestic Loans or Euro-Dollar Loans, and

              (d) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

No more than ten Groups of Euro-Dollar Loans shall be outstanding at any one time.

              SECTION 2.03.  Money Market Borrowings.

              (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

              (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit D hereto so as to be received no later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the


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
Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market
Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

              (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

           (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

          (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

           (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request.
No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

              (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit E hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market
Loans to which such Money Market Quote Request relates in accordance with this Section.

              (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New
York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y)
9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR
Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may

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be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

              (ii) Each Money Market Quote shall be in substantially the form of Exhibit F hereto and shall in any case specify:

              (A)  the proposed date of Borrowing,

              (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount
       (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

              (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

              (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

              (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

              (iii)  Any Money Market Quote shall be disregarded if it:

              (A) is not substantially in conformity with Exhibit F hereto or does not specify all of the information required by subsection (d)(ii);

              (B) contains qualifying, conditional or similar language;

              (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market
       Quotes; or
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
              (D)  arrives after the time set forth in subsection
       (d)(i).

              (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money
Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

              (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar
Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

              (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

           (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

          (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute
       Rates, as the case may be, and

           (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

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
              (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

              SECTION 2.04.  Notice to Banks; Funding of Loans.

              (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing, and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

              (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower on such date at the Agent's aforesaid address.

              (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding
Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.11, as the case may be.

              (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made

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
available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

              SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

              (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by separate Notes. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

              (c) Upon receipt of each Bank's Note pursuant to Section 10.01, the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and, in the case of a Money
Market Loan, maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

              SECTION 2.06. Method of Electing Interest Rates for Committed Loans. (a) The Committed Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

              (i) if such Loans are Domestic Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

           (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Domestic Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $10,000,000 or any larger multiple of $1,000,000.

              (b)    Each Notice of Interest Rate Election shall specify:

              (i) the Group of Loans (or portion thereof) to which such notice applies;

           (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

          (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

           (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate
Election shall comply with the provisions of the definition of Interest Period.

              (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Agent for any Group of Euro-Dollar Loans, such Loans shall be converted into Domestic Loans on the last day of the then current Interest Period applicable thereto.

              SECTION 2.07. Interest Rates. (a) Each Domestic Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly
Date (commencing with the first such date after the date hereof) and, with respect to the principal amount of any Domestic Loan converted to a Euro-Dollar Loan, on each date that a Domestic Loan is so converted. Any overdue principal of or interest on any Domestic Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Domestic Loans for such day.

              (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

              The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by
(ii) 1.00 minus the Euro-Dollar Reserve Percentage.

              The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

              "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve
System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).
The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

              (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Applicable Margin for such day plus the Adjusted London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the Applicable Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing
(x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section
8.01 shall exist, the rate applicable to Domestic Loans for such day).

              (d) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(b) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section
2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest
Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

              (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

              (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

              (g) The "Applicable Margin" at any date means the applicable percentage determined in accordance with the Pricing
Schedule.

              SECTION 2.08.  Fees.

              (a) Commitment Fee. The Borrower shall pay to the Agent for the account of the Banks ratably in proportion to their Commitments a commitment fee at the Commitment Fee Rate (determined daily in accordance with the Pricing Schedule) on the daily amount by which the aggregate amount of the Commitments exceeds the aggregate outstanding principal amount of the Loans. Such commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety).

              (b) Facility Fee. The Borrower shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing
Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans.

              (c) Payments. Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Date and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

              SECTION 2.09.  Termination or Reduction of Commitments.

              (a) Optional Termination or Reduction. The Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $5,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

              (b) Scheduled Termination. The Commitments shall terminate on the Termination Date, and any Loans then outstanding
(together with accrued interest thereon) shall be due and payable on such date.

              SECTION 2.10.  Prepayments and Repayments.

              (a) Optional Prepayments. The Borrower may, upon at least (i) one Domestic Business Day's notice to the Agent, in the case of Domestic Loans (or Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) and (ii) three Euro-Dollar Business Days' notice to the Agent, in the case of Euro-Dollar Loans, prepay any Group of Committed Loans (or any Borrowing comprised of Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and, in the case of a prepayment of Euro-Dollar Loans, together with any additional amounts payable pursuant to Section
2.12. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group (or Borrowing).

              (b)  Mandatory Prepayments and Repayments.

              (i) Final Maturity. The Borrower shall repay all Loans then outstanding on the Termination Date.

              (ii) Debt Limit Excession. If at any time a Debt Limit Excession shall exist, the Borrower shall, within 180 days of the earlier of (i) the Agent's notice to the Borrower of such Debt
Limit Excession or (ii) the date the Borrower knew or in the exercise of reasonable diligence should have known of such Debt
Limit Excession (the "Notice Date"), Remedy such Debt Limit
Excession. The provisions of this Section 2.10(b)(ii) do not prevent or delay any Event of Default arising by reason of an incurrence of Debt which gives rise to a Debt Limit Excession in violation of Section 5.11(a).

              (iii) Money Market Loans. Each Money Market Loan shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period for the related Borrowing. Except as expressly provided in Section 2.10(a) or as expressly required by Section 2.10(b), no Money Market Loan may be prepaid prior to the maturity thereof.

          (iv)  Application.   Each repayment or prepayment pursuant
to this subsection (b) shall be made together with accrued interest to the date of payment, and shall be applied ratably to payment of the Loans of the several Banks comprising the Group or Borrowing being repaid or prepaid. Each payment required by clause (ii) shall be made with respect to such outstanding Group(s) or Borrowing(s) as the Borrower may specify in the related Notice of Borrowing or Notice of Interest Rate Election or may otherwise specify in a manner acceptable to the Agent or, failing such designation by the Borrower, as the Agent may specify by notice to the Borrower and the Banks; provided that (x) no Fixed Rate Loans may be prepaid before the last day of a related Interest Period while any Domestic Loans remain outstanding and (y) no Money Market Loans may be prepaid while any Committed Loans remain outstanding.

              (c) Notice to Banks. Upon receipt of a notice of prepayment pursuant to Section 2.10(a), the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice of prepayment shall not thereafter be revocable by the Borrower.

              SECTION 2.11. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic
Business Day.   Whenever any payment of principal of, or interest
on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

              (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal
Funds Rate.

              SECTION 2.12. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a Domestic Loan (pursuant to
Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(c), or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section

2.04(a) or 2.10(c), the Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by such Bank (or by any existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin, for the period after any such payment or failure to borrow or prepay; provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

              SECTION 2.13. Computation of Interest and Fees. Interest based on the Prime Rate hereunder and commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and facility fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

              SECTION 2.14. Taxes. (a) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any other Financing Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Agent or such Bank, as the case may be, is a citizen or resident or in which such Bank has a permanent establishment (or is otherwise engaged in the active conduct of its banking business through an office or a branch) which is such Bank's Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Agent or such Bank is organized or (iii) any jurisdiction (or political subdivision thereof) in which such Bank or the Agent is doing business on the date on which it becomes a Bank which taxes
(in the case of this clause (iii)) are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Financing Document to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall use its best efforts to furnish to the Agent, at its address referred to in
Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

              (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any other Financing Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Financing Document (hereinafter referred to as "Other Taxes").

              (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.14) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided that no such indemnification shall be payable to the extent such Taxes, Other Taxes or liabilities shall have been incurred as a consequence of gross negligence or willful misconduct by such Bank or the Agent, as the case may be.
This indemnification shall be made within 15 days from the date such Bank or the Agent (as the case may be) makes demand therefor.

              (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on the date on which it becomes a Bank in the case of each other Bank, shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, and shall (but only so long as such Bank remains lawfully able to do so) deliver to the Borrower additional copies of such forms on or before the date that such forms expire or become obsolete or after the occurrence of an event requiring a change in the most recent form so delivered by it and such amendments thereto as may be reasonably requested by the Borrower, in each case certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or fees or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United
States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in
Section 2.14(a).

              (e) For any period with respect to which a Bank has failed to provide the Borrower with the form required pursuant to
Section 2.14(d), if any (other than if such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 2.14(a) or 2.14(c) with respect to Taxes imposed by the United States which

Taxes would not have been imposed but for such failure to provide such form; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Bank shall reasonably request to assist the Bank to recover such Taxes.

              (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this
Section 2.14, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole judgment of such Bank, is not otherwise disadvantageous to such Bank. No Bank shall be entitled to receive any greater payment under this Section 2.14 as a result of the designation by such Bank of a different Applicable Lending Office after the date hereof, unless such designation is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or
8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

              (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of principal and interest hereunder.


                                         ARTICLE III

                                   CONDITIONS TO BORROWING

              The obligation of each Bank to make a Loan on the occasion of each Borrowing is subject to the satisfaction of such of the following conditions as shall not have been expressly waived by the Required Banks:

              SECTION 3.01.  Each Borrowing.  In the case of each
Borrowing:

              (a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

              (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

              (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

              (d) the fact that each of the representations and warranties made by the Borrower in or pursuant to the Financing Documents (except, in the case of any Borrowing subsequent to the first Borrowing under this Agreement, the representations and warranties set forth in Section 4.04) shall be true on and as of the date of such Borrowing.

Each Borrowing under this Agreement shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in paragraphs (b), (c) and (d) of this Section 3.01.


                                         ARTICLE IV

                               REPRESENTATIONS AND WARRANTIES

              The Borrower represents and warrants to the Agent and each Bank that:

              SECTION 4.01.  Corporate Existence and Power.   The
Borrower and each of its Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted.

              SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution and delivery by the Borrower of each of the Financing Documents and the performance by the Borrower of its obligations thereunder are within the corporate power of the Borrower, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Constitutional Documents of the Borrower or any of its Subsidiaries or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in or require the imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

              SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered as contemplated by this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

              SECTION 4.04.  Information.

              (a) Financial Statements. The historical consolidated financial statements of the Borrower as of and for the fiscal year ending on December 31, 1994 and as of and for the three-month period ending on March 31, 1995 included in the Information fairly present the consolidated financial position of the Borrower and its Consolidated Subsidiaries as at the dates and the consolidated results of operations and cash flows of the Borrower and its Consolidated Subsidiaries for the periods therein set forth, all in accordance with generally accepted accounting principles consistently applied (except as disclosed therein).

              (b) Reserve Data and Projections. The statements and conclusions as to oil and gas reserves and forecast results included in the Information are based upon the best information available to the Borrower at the time such statements were made and take into consideration all information which, in the reasonable judgment of the Borrower was believed to be material at the time (determined in accordance with standards customarily applicable to professionals in the oil and gas industry), it being understood that such statements and conclusions are necessarily based upon professional opinions, estimates and projections, and the Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

              (c) Full Disclosure. Subject to subsection (b), the Information did not as of the respective dates as of which information is stated therein, and does not, as of the date of this Agreement, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

              SECTION 4.05. No Material Adverse Change. Since the respective dates as of which information is stated in the Information, no event has occurred and no condition has come into existence which has had, or could reasonably be expected to have, a Material Adverse Effect.

              SECTION 4.06. Litigation. Except as disclosed in the Information, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any Subsidiary of the Borrower before any court or arbitrator or any governmental body, agency or official (i) in which an adverse decision could reasonably be expected which would have a Material Adverse Effect or (ii) which in any manner questions the validity of any Financing Document, other than any such action, suit or proceeding that the Borrower does not deem material and of which it has notified the Banks, unless the Required Banks have, in the good faith exercise of their discretion, notified the Borrower that they deem such action, suit or proceeding material.

              SECTION 4.07. Compliance with ERISA. Each member of the ERISA Group (x) has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and (y) is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan other than any failure to so comply that could not reasonably be expected to have a Material Adverse Effect. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal
Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

              SECTION 4.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns that are required to be filed by them and have paid all taxes shown as due pursuant to such returns or pursuant to any assessment received by any of them, except such taxes, if any, as are being contested in good faith and as to which reserves have been provided, as and to the extent required by generally accepted accounting principles.
The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are adequate.

              SECTION 4.09. Compliance with Laws. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations, other than such laws, rules or regulations (i) the validity or applicability of which the Borrower or such Subsidiary is contesting in good faith or (ii) failure to comply with which cannot reasonably be expected to have a Material Adverse Effect.

              SECTION 4.10  Investment Company Act.  Neither the
Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

              SECTION 4.11. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

              SECTION 4.12. Ownership of Property, Liens. Except to an extent which could not reasonably be expected to have a Material Adverse Effect: the Borrower and its Subsidiaries have good and marketable title to and are in lawful possession of, or have valid

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
leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported to be owned by the Borrower and its Subsidiaries or to be leased by the Borrower and its Subsidiaries (as the case may be), and none of such properties and assets is subject to any Liens, except Permitted Liens, all of such properties and other assets are in good working order and condition, ordinary wear and tear excepted, and the Borrower and its Subsidiaries have received all deeds, assignments, bills of sale and other documents and duly effected all recordings, filings and other actions necessary or appropriate to establish, protect and perfect its right, title and interest in and to all such properties and assets.

              SECTION 4.13. Current Disclosure. Except for political, economic and social matters of general knowledge within the international banking community, the Borrower has disclosed to the Banks in writing any and all facts which to the best of its knowledge could reasonably be expected to have a Material Adverse
Effect.

              SECTION 4.14. Use of Proceeds. The proceeds of the Loans will be used for the Borrower's general corporate purposes. None of such proceeds will be used, directly or indirectly, for any purpose which would violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

              SECTION 4.15.  Environmental Matters.   In the ordinary
course of its business, the Borrower conducts periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs, if any, (including, without limitation, (a) any capital or operating expenditures required for clean-up or closure of
properties presently or, if notice of potential liability has been received or if the Borrower is otherwise aware that such expenditures will be required, previously owned, (b) any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by Environmental
Law or as a condition of any license, permit or contract, (c) any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, (d) any costs or liabilities in connection with disposal of Hazardous Substances at third-party sites, and (e) any actual or known potential liabilities under Environmental Laws to third parties,
including employees).   On the basis of these reviews and other
relevant information, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

                                          ARTICLE V

                                          COVENANTS

              The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid or any amount that is due and payable hereunder remains unpaid:

              SECTION 5.01.  Information.   The Borrower will deliver
to each of the Banks:

              (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by KPMG Peat Marwick or other independent public accountants of nationally recognized standing;

              (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a condensed consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related condensed consolidated statements of earnings and cash flows for such quarter or for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end audit adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the Controller of the Borrower;

              (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the Treasurer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.14 to 5.16, inclusive, on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

              (d) forthwith upon the occurrence of any Default, a certificate of the chief financial officer or the Treasurer of the Borrower setting forth details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

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
              (e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

              (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or current reports which the Borrower shall have filed with the Securities and Exchange Commission;

              (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit
Arrangement which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, a certificate of a Financial Officer setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

              (h) from time to time such additional information regarding the financial position or business of the Borrower as the Agent, at the request of any Bank, may reasonably request.

              SECTION 5.02. Reserve Reports. (a) By May 15 of each year (or by June 15 of any year, if the related report is to be prepared by an independent petroleum engineering firm in accordance with Section 5.02(c)), the Borrower shall furnish to each of the Banks a report, in form and substance reasonably satisfactory to the Determining Banks which shall evaluate each Petroleum Property as of the preceding December 31, and which shall, together with any other information reasonably required by any Determining Bank, set forth the information necessary to determine the Debt Limit as of such date.

              (b) At any time subsequent to the initial determination of the Debt Limit pursuant to Section 5.11(b)(ii)(x) and (x) upon request by the Required Banks or (y) if the Borrower at its option elects to do so, the Borrower shall furnish to each of the Banks, within 45 days (or, if such report is to be prepared by an independent petroleum engineering firm in accordance with Section 5.02(c), 75 days) of delivery of the assumptions to be utilized in the preparation of such report pursuant to Section 5.02(c), a report which shall evaluate each Petroleum Property as of the date of the most recent Reserve Report or as of such other date (not later than the date of delivery of such assumptions) as the Determining Banks specify, in form and substance reasonably satisfactory to the Determining Banks, together with any other information reasonably requested by any Determining Bank. Such report shall use production and cost profiles from the most recent Reserve Report, unless otherwise requested by the Determining
Banks, with such other assumptions as supplied by the Determining Banks. No more than one such report may be requested by the Required Banks during any calendar year and no more than one such report may be supplied by the Borrower at its option during any calendar year.

              (c) The reports contemplated by this Section shall be prepared on the basis of price and other economic assumptions specified by the Determining Banks to the Borrower in accordance with their customary oil and gas lending practices not later than
(i) April 1 of each year, in the case of each report to be delivered pursuant to Section 5.02(a), (ii) the delivery of the request of the Required Banks, in the case of a report to be delivered pursuant to Section 5.02(b)(x) and (iii) ten days after receipt of notice from the Borrower of its election to furnish a report pursuant to Section 5.02(b)(y). Each such report shall separately cover Proved Developed Reserves which are currently producing to market, other Proved Developed Reserves and Proved Undeveloped Reserves, and shall identify any material gas imbalances and any Liens on any Petroleum Properties (including the amount secured thereby). Each such report shall be prepared by a petroleum engineer employed by the Borrower or a Subsidiary of the Borrower or, in the case of reports delivered pursuant to Section 5.02(a) or any report required to be delivered at the request of the Required Banks pursuant to Section 5.02(b) (and then in any such case under Section 5.02(a) or (b) only upon the specific request of the Required Banks), by an independent petroleum engineering firm satisfactory to the Determining Banks. Any such report prepared by an independent petroleum engineering firm need cover only Petroleum Properties having Lending Values aggregating not less than 80% of the Debt Limit (as reasonably estimated by the Borrower solely for purposes of this sentence), with the balance of the Petroleum Properties to be covered by a supplemental report of internal petroleum engineers.

              SECTION 5.03. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge, before they give rise to a Lien on any of its property or assets (or, if later, when the same shall become due and payable), (i) all material claims or demands of material men, mechanics, carriers, warehousemen, landlords and other like Persons which, in any such case, if unpaid, might by law give rise to a Lien upon any of its property or assets, and (ii) all material taxes, assessments and governmental charges or levies upon it or its property or assets, except where any of the items in clause (i) or (ii) above may be contested in good faith by appropriate proceedings, and the Borrower or such Subsidiary, as the case may be, shall have set aside on its books, in accordance with generally accepted accounting principles, appropriate reserves, if any, for the accrual of any such items.

              SECTION 5.04. Maintenance of Property. The Borrower will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

              SECTION 5.05. Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, insurance coverage with respect to their respective properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts and with such financially sound and reputable companies, all as are generally consistent with its past practices (subject to availability of such insurance at reasonable costs) and the prudent and customary practices of the oil and gas industry. Upon the request of the Agent, the Borrower will furnish or cause to be furnished to the Banks from time to time a summary of the insurance coverage of the Borrower and its Subsidiaries in form and substance satisfactory to the Required Banks in their reasonable judgment.

              SECTION 5.06. Compliance With Law. The Borrower will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities
(including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder).

              SECTION 5.07. Inspection of Property, Books and Records. The Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities. The Borrower, upon reasonable request by any Bank, will permit, and will cause each of its Subsidiaries to permit, representatives of any Bank to visit and inspect any of their respective properties, to examine and make abstracts and copies from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers and employees and, in the presence of the Borrower, its independent public accountants, all at such reasonable times and as often as may reasonably be desired.

              SECTION 5.08. Development and Operation of Oil, Gas and Mineral Properties. The Borrower will use all reasonable efforts to cause all Petroleum Properties to be operated in a manner consistent with sound oil field practice. The Borrower will cause each Petroleum Property to be developed in such manner, and will devote such funds to such purpose, as would a reasonably prudent Person similarly situated and (subject to the foregoing) on a basis consistent with the most recent Reserve Report covering such Petroleum Property.

              SECTION 5.09. Maintenance of Existence, Rights, Etc. The Borrower will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries which owns any Petroleum Property to preserve, renew and keep in full force and effect, their respective corporate existences and their respective rights, privileges, licenses and franchises materially necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.09 shall prohibit (i) a merger or consolidation permitted by Section 5.13 or (ii) the termination of the corporate existence of any Subsidiary of the Borrower if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

              SECTION 5.10. Maintenance of Equity Securities of Significant Subsidiaries. The Borrower will at all times maintain direct or indirect ownership of 100% of the Equity Securities of each of its Significant Subsidiaries, except for a disposition by it of its entire Investment in any Significant Subsidiary.

              SECTION 5.11.  Limitation on Debt.   (a)  Neither the
Borrower nor any Subsidiary of the Borrower will incur any Debt if, after giving effect thereto, a Debt Limit Excession would exist.

              (b) The Debt Limit will be determined and adjusted periodically as follows:

              (i) Prior to a determination pursuant to Section 5.11(b)(ii)(x) on the basis of the initial Reserve Report hereafter delivered pursuant to Section 5.02(a), and subject to adjustment in accordance with Section 5.11(b)(ii)(y) and 5.11(b)(iii) through (v) below, the Debt Limit shall be $620,000,000.

       (ii) Within 25 days of (x) delivery of each Reserve Report pursuant to Section 5.02, or (y) notice from the Borrower that the Borrower proposes to add one or more additional Petroleum Properties so as to Remedy a Debt Limit Excession, the Determining Banks shall in accordance with their customary oil and gas lending practices determine a proposed Debt Limit on the basis of such Reserve Report and/or such additional information as the Borrower furnishes at such time, and the Agent shall promptly notify the Borrower and the Banks of such proposed Debt Limit. Such proposed Debt Limit shall become the effective Debt Limit on the thirtieth day following the giving of such notice and shall be binding on all parties to this Agreement, unless on or prior to such thirtieth day
(A) the Agent shall have received the written consent of the Required Banks to such proposed Debt Limit, in which case such proposed Debt Limit shall become the effective Debt Limit on the date of such receipt by the Agent or (B) Banks having more than 33 1/3% of the aggregate Overall Commitments reject such proposed Debt Limit by notice to the Agent, in which case the Banks shall consult with one another with a view to agreement on the Debt Limit to be determined, and the Debt Limit shall be determined by the Required Banks in accordance with their customary oil and gas lending practices. Any Debt Limit so determined by the Required Banks shall be promptly notified to the Borrower and the Banks by the Agent, and upon such notification shall be effective and binding on all parties.

              (iii) The Debt Limit shall be reduced upon consummation of Asset Sales involving Petroleum Properties, consummated or occurring subsequent to the date of the Reserve Report utilized in the most recent determination of the Debt Limit pursuant to Section 5.11(b), for aggregate Consideration exceeding $75,000,000 (or, if a Downgrade Condition exists either at the time of or subsequent to any such Asset Sale, $30,000,000), by an amount equal to the Lending Value of the related Petroleum Properties, net, in the case of any Petroleum Property exchanged for another Petroleum Property, of the Lending Value of the acquired Petroleum Property.

               (iv) If the Borrower shall request, by notice to the Agent, that the interests of any Subsidiary of the Borrower in Proved Reserves theretofore used in determining the Debt Limit no longer be so used, then, effective upon the date of such notice, (i) such interests in Proved Reserves shall no longer constitute Petroleum Properties and (ii) the Debt Limit shall be reduced by the Lending Value of such former Petroleum Properties; provided that the Borrower shall not be entitled to make such a request pursuant to this Section 5.11(b)(iv) if
       (x) after giving effect to the reduction in the Debt Limit resulting therefrom, a Debt Limit Excession would exist or (y) the aggregate Lending Value of the Petroleum Properties owned by the Subsidiary that is the subject of such request exceeds 10% of the Debt Limit. If the Borrower elects pursuant to

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
this Section that the interest of any Subsidiary in Proved Reserves shall no longer be used for purposes of determining the Debt Limit, such Subsidiary shall no longer be a Significant Subsidiary and any Default or Event of Default that has occurred hereunder as a consequence of such Subsidiary having been a Significant Subsidiary shall thereafter be deemed not to have occurred.

              (v) Within 25 days of notice from the Borrower that a Major Casualty Event involving a Petroleum Property has occurred, the Determining Banks shall, in accordance with their customary oil and gas lending practices, redetermine the Debt Limit to reflect such Major Casualty Event on the basis of the most recent Reserve Report and such additional information regarding such Major Casualty Event as the Borrower furnishes at such time, and the Agent shall promptly notify the Borrower and the Banks of such redetermined Debt Limit, whereupon such redetermined Debt Limit shall become effective.

              (c) The Borrower shall notify each Determining Bank at the earliest practical time in advance of any transaction which entails a reasonable likelihood of an adjustment to the Debt Limit pursuant to Section 5.11(b)(ii), (iii), (iv) or (v) above, and shall furnish each Determining Bank with such information with respect thereto as any Determining Bank may reasonably request.

              SECTION 5.12. Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired except:

              (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $10,000,000;

              (b) any Lien existing on any asset prior to the acquisition thereof by the Borrower or such Subsidiary and not created in contemplation of such acquisition;

              (c) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such event;

              (d) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring, improving or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition or completion of construction thereof or improvement thereto;

              (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the principal amount of such Debt is not increased (except by the amount of costs reasonably incurred in connection with the issuance thereof) and such Debt is not secured by any additional assets;

              (f) Liens which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in respect of which the lesser of (A) the amount of such obligation and (B) the value (determined as of the last day of the fiscal year most recently ended) of the collateral securing such obligation exceeds $50,000,000 and (iii) do not in the aggregate materially detract from the value of the assets of the Borrower and its Subsidiaries, taken as a whole, or materially impair the use thereof in the operation of its business;

              (g)  Liens on cash and cash equivalents securing
       Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $35,000,000; and

              (h) Liens not permitted by the foregoing clauses (a) through (g) securing Debt in an aggregate principal amount at any time outstanding not exceeding $10,000,000.

              SECTION 5.13. Consolidations, Mergers and Asset Sales. The Borrower will not, and will not permit any of its Subsidiaries to, consolidate or merge with or into, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other Person, except that (i) the Borrower may merge with any Person if the Borrower is the surviving corporation and if, immediately after such merger (and giving effect thereto) but subject to clause (iii) below, no Default shall have occurred and be continuing, (ii) any Subsidiary of the Borrower may merge or consolidate with or into, or transfer all or substantially all of its assets to, any Person if either (A) the surviving corporation or transferee is the Borrower or a Wholly-Owned Subsidiary of the Borrower or (B) such merger, consolidation or transfer of all or substantially all assets is in conjunction with a disposition by the Borrower of its entire Investment in such Subsidiary otherwise permitted hereunder and, if, in either such case, immediately after such transaction
(and giving effect thereto) no Default shall have occurred and be continuing and (iii) any Wholly-Owned Subsidiary of the Borrower may consolidate or merge with or into, or sell, lease or otherwise dispose of all or substantially all of its assets to (A) any other Wholly-Owned Subsidiary of the Borrower or (B) the Borrower.

              SECTION 5.14. Cash Flow Coverage. As of the last day of each fiscal quarter of the Borrower, the Consolidated Cash Flow
Ratio will not be less than 300%.

              SECTION 5.15. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than the sum of (i) $210,000,000 plus (ii) an amount equal to 75% of the cumulative additions to Consolidated Tangible Net Worth resulting from issuances of Equity Securities made by the Borrower from and after the date hereof minus (iii) the cumulative amount by which Consolidated Tangible Net Worth shall have been reduced by reason of non-cash write-downs of long-term assets subsequent to December 31, 1994.

              SECTION 5.16.  Subsidiary Debt.  The aggregate
outstanding principal amount of Debt of all Significant
Subsidiaries of the Borrower (exclusive, in each case, of Debt owing to the Borrower or a Wholly-Owned Subsidiary) shall at no time exceed $50,000,000.

              SECTION 5.17. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided, however, that the foregoing provisions of this Section shall not prohibit
(a) the Borrower or any of its Subsidiaries from declaring or paying any lawful dividend or other Stockholder Payment so long as, after giving effect thereto, no Default shall have occurred and be continuing (as determined at the time the Borrower or such Subsidiary declares such dividend or otherwise becomes legally committed to make such Stockholder Payment), (b) the Borrower or any of its Subsidiaries from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Borrower or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate, (c) the Borrower or any of its Subsidiaries from making payments of principal, interest and premium on any Debt of the Borrower or such Subsidiary held by an Affiliate if the terms of such Debt are substantially as favorable to the Borrower or such Subsidiary as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate or (d) the Borrower or any of its Subsidiaries from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Borrower or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates.

              SECTION 5.18. Limitation on Restrictions Affecting Subsidiaries. Neither the Borrower nor any of its Significant Subsidiaries will enter into, or suffer to exist, any agreement with any Person, other than this Agreement, which prohibits or limits in any material respect the ability of any Significant Subsidiary to (a) pay dividends or make other distributions or pay any Debt owed to the Borrower or any Subsidiary of the Borrower,
(b) make loans or advances to the Borrower or any Subsidiary of the Borrower, (c) transfer properties or assets to the Borrower or any Subsidiary of the Borrower or (d) create, incur, assume or suffer to exist any Lien upon its property, assets or revenues, whether now owned or hereafter acquired, except (i) customary provisions incident to Liens which the Subsidiaries are permitted to incur pursuant to this Agreement, (ii) customary restrictions on assignability in leases and other contracts entered into in the ordinary course of business, (iii) the restrictions disclosed on
Schedule II hereto and (iv) restrictions no more restrictive than those so disclosed in agreements relating to Debt that is incurred to refinance the Debt to which the restrictions so disclosed relate; provided that the principal amount of such Debt is not increased (except by the amount of costs reasonably incurred in connection with the issuance thereof).


                                         ARTICLE VI

                                          DEFAULTS

              SECTION 6.01. Defaults. If one or more of the following events (each, an "Event of Default") shall have occurred and be continuing:

              (a) any principal of or any interest on any Loan or any fees or any other amount payable hereunder shall not be paid within two Domestic Business Days of the date when due; or

              (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.09 through 5.18, inclusive; or

              (c) the Borrower shall fail to observe or perform any of its covenants or agreements contained in the Financing
       Documents (other than those covered by paragraph (a) or (b) above) and such failure shall continue for ten Domestic
       Business Days after the Borrower knew or in the exercise of reasonable diligence should have known of such failure; or

              (d) any representation, warranty, certification or statement made by the Borrower in any Financing Document or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made (or deemed made); or

              (e) (i) the Borrower or any of its Subsidiaries shall fail to make any payment in respect of Material Debt when due or within any applicable grace period or (ii) the Borrower or any of its Subsidiaries shall fail to make a payment in excess of $10,000,000 in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, when due or within any applicable grace period;

              (f) any event or condition shall occur that results in the acceleration of the maturity of Material Debt or enables the holder or holders of Material Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof; or

              (g) the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

              (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the Federal bankruptcy laws as now or hereafter in effect; or

              (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $20,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more
Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a current payment obligation in excess of $20,000,000; or

              (j) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any Significant Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

              (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period, together with directors whose election or appointment as directors was effected or recommended by a majority of such directors, shall cease to constitute a majority of the board of directors of the Borrower;

       then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of an Event of Acceleration, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

              SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower of a Default promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                         ARTICLE VII

                                          THE AGENT

              SECTION 7.01.  Appointment and Authorization.   Each Bank
irrevocably appoints the Agent to act as its agent in connection herewith and authorizes the Agent to take such action as agent on such Bank's behalf and to exercise such powers under the Financing Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

              SECTION 7.02. Agent and Affiliates. Morgan shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Agent.

              SECTION 7.03. Action by Agent. The obligations of the Agent under the Financing Documents are only those expressly set forth therein with respect to it. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in
Article VI.

              SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

              SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable to any Bank for any action taken or not taken by it in connection with the Financing Documents (i) with the consent or at the request of the Required
Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder;
(ii) the performance or observance of any of the covenants or agreements of the Borrower under any Financing Document; (iii) the satisfaction of any condition specified in Article III or X, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Financing Document or any other instrument or writing furnished in connection therewith.
The Agent shall incur no liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile copy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

              SECTION 7.06. Indemnification. The Banks shall, ratably in accordance with their respective Commitments, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitees thereunder.

              SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

              SECTION 7.08. Agents' Fees. The Borrower shall pay arrangement and agency fees to the Agent and each Co-Agent in the amounts and on the dates agreed to prior to the date hereof by the Borrower and the Agent or such Co-Agent, as the case may be.

              SECTION 7.09. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower.
Upon any such resignation, the Required Banks shall have the right, with the consent of the Borrower (which shall not be unreasonably withheld), to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring
Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a Bank or a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor
Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

              SECTION 7.10. Co-Agents Not Liable. Except as contemplated by the definition of "Determining Banks", nothing in the Financing Documents shall impose upon either Co-Agent, in such capacity, any duties or responsibilities whatsoever. In its capacity as a Determining Bank, each Co-Agent shall be entitled to the benefits of the foregoing provisions of this Article VII to the same extent as the Agent.

                                        ARTICLE VIII

                                  CHANGES IN CIRCUMSTANCES

              SECTION 8.01.  Basis for Determining Interest Rate
Inadequate or Unfair.  If prior to the first day of any Interest
Period for any Euro-Dollar Borrowing or Money Market LIBOR
Borrowing:

              (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the London interbank market for such Interest Period, or

              (b) in the case of a Euro-Dollar Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans or to convert outstanding Domestic Loans into Euro-Dollar Loans shall be suspended and each outstanding Euro-Dollar Loan shall be converted into a Domestic Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Euro-Dollar Borrowing, such Borrowing shall instead be made as a Domestic Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

              SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending

Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans or to convert outstanding Domestic Loans into Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Domestic Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day.

              SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Euro-Dollar Loan or any obligation to make Euro-Dollar Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal
Reserve System but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining its Fixed Rate Loans, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided that no Bank shall be entitled to compensation under this Section 8.03 for any such increased cost or reduction that is the result of the withholding or payment of any Taxes or Other Taxes.

              (b) If any Bank shall have determined that, on or after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank
(with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

              (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

              SECTION 8.04. Domestic Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section
8.02 or (ii) any Bank has demanded compensation under Section 2.14 or 8.03(a) with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

              (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) Euro-Dollar Loans shall instead be Domestic Loans (on which interest and principal shall be payable contemporaneously with the related
       Euro-Dollar Loans of the other Banks), and

              (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Domestic Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Domestic Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

              SECTION 8.05. Substitution of Bank. If any Bank (i) has demanded or is entitled to receive compensation for increased costs pursuant to Section 2.14 or 8.03 or (ii) has determined that the making or continuation of any Euro-Dollar Rate Loan has become unlawful or impossible pursuant to Section 8.02 and similar compensation has not been demanded by, or a similar determination has not been made by, all of the Banks, the Borrower shall have the right to designate an Assignee which is not an Affiliate of the Borrower to purchase for cash the outstanding Loans and Commitment of such Bank and to assume all of such Bank's other rights and obligations hereunder without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to the principal amount of all of such Bank's outstanding Loans plus any accrued but unpaid interest thereon and the accrued but unpaid commitment and facility fees in respect of that Bank's Commitment hereunder plus such amount, if any, as would be payable pursuant to Section 2.12 if the outstanding Loans of such Bank were prepaid in their entirety on the date of consummation of such assignment and such Bank shall effect the sale of such Loans and Commitment to the designated Assignee on such terms.


                                         ARTICLE IX

                                        MISCELLANEOUS

              SECTION 9.01. Notices. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile copy or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Co-Agent or Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective when received or when delivery thereof is refused.

              SECTION 9.02. No Waiver. No failure or delay by the Agent or any Bank in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Financing Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

              SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay on demand (i) all reasonable out-of-pocket expenses of the Agent and the Co-Agents (including, without limitation, fees and disbursements of Davis Polk & Wardwell, special counsel for the Agent and the Co-Agents) in connection with the preparation and administration of the Financing Documents, any waiver, consent or amendment of any provision thereof, or any Default or alleged Default thereunder, and (ii) if any Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent or any Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.

              (b) The Borrower shall indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnitee in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto) which may be incurred by any Indemnitee relating to or arising out of the Financing Documents or any actual or proposed use of the proceeds of the Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction; provided further that no Indemnitee shall have the right to be indemnified hereunder in connection with any proceedings between it and another Indemnitee which does not relate to the Borrower. The Borrower shall not be liable to any Indemnitee for the cost of any settlement entered into without the consent of the Borrower, such consent not to be unreasonably withheld.

              SECTION 9.04. Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to its Loans which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to the Loans of such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans of the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans of the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than indebtedness under the Financing Documents.

The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

              SECTION 9.05. Amendments and Waivers. (a) Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent or either Co-Agent are affected thereby, by it);
provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except (x) for a ratable decrease in the Commitments of all Banks or (y) as contemplated by subsection (b) below) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

              (b) Subsequent to the Effective Date, the Borrower may, from time to time, upon notice to the Agent, propose to increase the aggregate amount of the Commitments by an amount specified by it in such notice (the amount of any such increase, the "Increased Commitments"). The Agent shall promptly notify the Banks of any such proposal received by it. Each Bank party to this Agreement at such time shall have the right (but no obligation) for a period of 15 days following receipt of such notice, to elect by notice to the Borrower and the Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment bears to the aggregate Commitments then existing. If any Bank party to this Agreement does not respond to a proposal to increase its Commitment within such period, such Bank shall be deemed to have elected not to increase its Commitment. If any Bank party to this Agreement shall not elect so to increase its Commitment, the Borrower may designate another bank or other banks (which may be one or more of the Banks) (if not previously a Bank, each an "Additional Bank") which at the time agrees to do so to be party to this Agreement, the Commitments of which shall not in the aggregate exceed the unsubscribed amount of the Increased
Commitments. An increase in the aggregate amount of the Commitments pursuant to this Section 9.05 shall become effective upon the receipt by the Agent of an agreement in form and substance satisfactory to the Agent signed by the Borrower, by each Additional Bank, by each other Bank whose Commitment is to be increased and by the Required Banks, setting forth the new

Commitments of such Banks and setting forth the agreement of each Additional Bank to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments and such opinions of counsel for the Borrower with respect to the Increased Commitments as the Agent may reasonably request.

              SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

              (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans.  In the
event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the
Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection
with such Bank's rights and obligations under this Agreement.   Any
agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or
(iv) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement and subject to subsection (e) below, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection
(b).

              (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a ratable portion (equivalent to an initial Commitment of not less than $10,000,000 in the case of any assignment to an Assignee that is not an affiliate of the transferor Bank) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit G (an "Assignment and Assumption"), executed by such Assignee and such transferor Bank (and, in the case of an Assignee which is not then a Bank or an affiliate of a Bank, with the subscribed consent of the Borrower and the Agent, which shall not be unreasonably withheld) and delivered to the Agent for its acceptance and recording in the Register; provided that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon such execution, delivery, acceptance and recordation, from and after the effective date determined pursuant to such Assignment and Assumption, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such Assignment and Assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.
Upon the consummation of any assignment pursuant to this subsection
(c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.14.

              (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal
Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

              (e) No Assignee, Participant or other transferee of any Bank's rights (which for purposes of this Section 9.06(e) shall include any new Applicable Lending Office designated by such Bank after the date hereof) shall be entitled to receive any greater payment under Section 8.03 or 2.14 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

              (f) The Agent (acting as agent of the Borrower for this purpose only) shall maintain at its address referred to in Section
9.01 a copy of each Assignment and Assumption delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The Register shall be available for inspection and copying by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Assumption executed by a transferor Bank and an Assignee (and, in the case of an Assignee that is not then a Bank or an affiliate of a Bank, by the Borrower and the Agent) together with payment by such transferor Bank to the Agent of a registration and processing fee of $3,000, the Agent shall (i) promptly accept such Assignment and Assumption and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the transferor Bank, its Assignee and the Borrower.

              SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

              SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United
States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

              SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

              SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

              SECTION 9.11. Confidentiality. Each Bank agrees to keep any information delivered or made available by the Borrower to it confidential from anyone other than persons employed or retained by such Bank who are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (a) to any other Bank or to the Agent, (b) to any other person if reasonably incidental to the administration of the Loans or required by applicable law or regulation, (c) upon the subpoena or order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by the Agent or any Bank prohibited by this Agreement, (f) in connection with any litigation to which the Agent, any Bank or its subsidiaries or Parent may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Bank's or Agent's legal counsel and independent auditors and
(i) subject to a confidentiality agreement containing provisions substantially similar to those contained in this Section made for the benefit of the Borrower by any actual or proposed Participant or Assignee, to such actual or proposed Participant or Assignee.


                                         ARTICLE X

                                       EFFECTIVENESS

              SECTION 10.01. Conditions to Effectiveness. This Agreement will become effective upon the satisfaction of the following conditions:

              (a) receipt by the Agent of duly executed counterparts of this Agreement signed by all of the parties hereto (or, in the case of any party as to which the executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile transmission or other written confirmation from such party of execution of a counterpart of this Agreement by such party);

              (b) arrangements satisfactory to the Agent shall have been made to repay the Loans made by the Banks under the Existing Agreement which are not continued under this Agreement pursuant to Section 10.02(b);

              (c) receipt by the Agent for the account of each Bank of a duly executed Note, each dated the Effective Date, complying with the provisions of Section 2.05;

              (d) receipt by the Agent of an opinion of (i) Cahill Gordon & Reindel, special counsel for the Borrower, substantially to the effect set forth in Exhibit B-1 hereto, and (ii) the General Counsel of the Borrower, substantially to the effect set forth in Exhibit B-2 hereto;

              (e) receipt by the Agent of an opinion of Davis Polk & Wardwell special counsel for the Agent and the Co-Agents, substantially to the effect set forth in Exhibit C hereto;

              (f) receipt by the Agent of a certificate signed by a Financial Officer of the Borrower to the effect set forth in clauses (c) and (d) of Section 3.01; and

              (g) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and validity of the Financing Documents and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

The documents and opinions referred to in this Section 10.01 shall be delivered to the Agent no later than the Effective Date. The certificate and opinions referred to in subsection (d), (e) and (f) above shall be dated the Effective Date.

              SECTION 10.02. Consequences of Effectiveness; Transitional Provisions. (a) On the Effective Date, the commitments under the Existing Agreement shall terminate without further action by any party thereto. The Agent will promptly notify each of the other parties hereto and to the Existing Agreement of the effectiveness of this Agreement.

              (b) Concurrently with the effectiveness of this Agreement, the Borrower shall prepay in full (including accrued and unpaid interest thereon to, but excluding, the Effective Date) (i) all "Money Market Loans" outstanding under the Existing Agreement made by "Banks" under the Existing Agreement which are not Banks hereunder and (ii) all Committed Loans outstanding under the Existing Agreement. Any "Money Market Loans" outstanding under the Existing Agreement on the Effective Date made by Banks parties to this Agreement shall remain outstanding as Money Market Loans hereunder on the terms previously established with respect thereto under the Existing Agreement. Concurrently with the effectiveness of this Agreement, the Borrower shall pay all accrued and unpaid commitment and facility fees under the Existing Agreement to, but excluding, the Effective Date.

              (c) The Banks which are parties to the Existing Agreement, comprising the "Required Banks" as defined therein, hereby waive any requirement of notice of termination of the Commitments pursuant to Section 2.09(a) and any restriction on prepayment of Money Market Loans to the extent necessary to give effect to the subsections (a) and (b) above, provided that any such prepayment of Money Market Loans shall be subject to Section 2.12 of the Existing Agreement.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.




                                          THE LOUISIANA LAND AND
                                            EXPLORATION COMPANY



                                          By ___________________________
                                             Title:
                                             909 Poydras Street
                                             New Orleans, LA 70112
                                             Attention:  Louis Raspino
                                             Facsimile number: 504-566-6584


Commitments

$34,000,000                               MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK


                                          By____________________________
                                             Title:


$31,000,000                        TEXAS COMMERCE BANK NATIONAL
                                            ASSOCIATION


                                          By____________________________
                                             Title:


$31,000,000                               NATIONSBANK OF TEXAS, N.A.


                                          By____________________________
                                             Title:

Commitments

$25,000,000                               UNION BANK OF SWITZERLAND,
                                           HOUSTON AGENCY


                                          By________________________
                                            Title:


                                          By________________________
                                            Title:



$25,000,000                               WACHOVIA BANK OF GEORGIA, N.A.


                                          By_________________________
                                            Title:



$16,000,000                               ABN AMRO BANK N.V.


                                          By_________________________
                                            Title:


                                          By_________________________
                                            Title:



$16,000,000                               BANK OF MONTREAL


                                          By_________________________
                                            Title:



$16,000,000                               THE BANK OF NEW YORK


                                          By_________________________
                                            Title:

$16,000,000                               THE BANK OF NOVA SCOTIA


                                          By________________________
                                            Title:


$16,000,000                               BANQUE PARIBAS HOUSTON AGENCY


                                          By________________________
                                            Title:


                                          By________________________
                                            Title:


$16,000,000                               BARCLAYS BANK PLC


                                          By________________________
                                            Title:


$16,000,000                               CREDIT LYONNAIS CAYMAN ISLAND
                                           BRANCH


                                          By________________________
                                            Title:


$16,000,000                               THE FIRST NATIONAL BANK OF CHICAGO


                                          By________________________
                                            Title:


$16,000,000                            FIRST NATIONAL BANK OF COMMERCE

                                       By________________________
                                         Title:


$16,000,000                            HIBERNIA NATIONAL BANK


                                       By________________________
                                         Title:

$16,000,000                            MIDLAND BANK PLC, NEW YORK BRANCH


                                       By________________________
                                         Title:


$16,000,000                            THE INDUSTRIAL BANK OF JAPAN,
                                        LIMITED, NEW YORK BRANCH


                                       By________________________
                                         Title:


$16,000,000                            MEES PIERSON N.V.


                                       By________________________
                                         Title:


$16,000,000                            MELLON BANK, N.A.


                                       By________________________
                                         Title:


$16,000,000                            NBD BANK, N.A.


                                       By________________________
                                         Title:


$16,000,000                            ROYAL BANK OF CANADA


                                       By________________________
                                         Title:


$16,000,000                            SOCIETE GENERALE, SOUTHWEST AGENCY


                                       By________________________
                                         Title:

$16,000,000                            TORONTO DOMINION (TEXAS), INC.


                                       By________________________
                                         Title:


$16,000,000                            WHITNEY NATIONAL BANK


                                       By________________________
                                         Title:


_________________
Total Commitments


$450,000,000

                                       MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK, as Agent


                                       By________________________
                                         Title:
                                         60 Wall Street
                                         New York, NY  10260-0060
                                         Attention:
                                         Telex number: 177615
                                         Facsimile number: 212-648-5023


                                       TEXAS COMMERCE BANK NATIONAL
                                         ASSOCIATION, as Co-Agent


                                       By__________________________
                                         Title:


                                       NATIONSBANK OF TEXAS, N.A.,
                                         as Co-Agent


                                       By__________________________
                                         Title:

                                      PRICING SCHEDULE


              The "Applicable Margin", "Commitment Fee Rate" and
"Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

                          Level     Level     Level     Level
      Status                I        II        III       IV

Applicable Margin         0.275%    0.325%    0.35%     0.55%

Commitment Fee Rate       0.025%    0.025%    0.025%    0.05%

Facility Fee Rate         0.10%     0.125%    0.15%     0.20%

              For purposes of this Schedule, the following terms have the following meanings:

              "Level I Status" exists at any date if, at such date, the Borrower's long-term debt is rated BBB+ or higher by S&P and Baa1 or higher by Moody's.

              "Level II Status" exists at any date if, at such date,
(i) the Borrower's long-term debt is rated BBB or higher by S&P and Baa2 or higher by Moody's and (ii) Level I Status does not exist.

              "Level III Status" exists at any date if, at such date,
(i) the Borrower's long-term debt is rated BBB- or higher by S&P and Baa3 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

              "Level IV Status" exists at any date if, at such date, no other Status exists.

              "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status or Level IV Status exists at any date.

The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

                                         SCHEDULE II


Restrictions Affecting Subsidiaries:

The following list is intended to be inclusive of all items that might be deemed to be a restriction on a Significant Subsidiary of the Borrower and mention of a covenant or restriction herein shall not be deemed an admission that such covenant or restriction constitutes a restriction within the meaning of Section 5.18 herein:


Agreements:

1.     8.25% Notes Due 2002

2.     7.625% Debentures due 2013

3.     7.65% Debentures Due 2023

4.     Credit Agreement dated as of December 23, 1994 with Morgan
       Guaranty Trust Company of New York.

5.     Credit Agreement dated as of March 31, 1995 with Morgan
       Guaranty Trust Company of New York.


Summary of Restrictions:

The agreements listed above contain: (a) restrictions on the incurrence of liens by subsidiaries, (b) restrictions on certain sale and leasebacks of assets, (c) limitations on the incurrence of debt by Subsidiaries or by the Borrower and its Subsidiaries on a consolidated basis and requirements that a Subsidiary or the Borrower and its Subsidiaries on a consolidated basis maintain specified financial ratios or net worth, and (d) restrictions on mergers, consolidations or sales of all or substantially all of the assets of Subsidiaries.

                                                  EXHIBIT A


                                            NOTE


                                          New York, New York
                                                      , 19


              For value received, The Louisiana Land and Exploration Company, a Maryland corporation (the "Borrower"), promises to pay to
(the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

              All Loans made by the Bank, the respective types and, in the case of Money Market Loans, maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

              This note is one of the Notes referred to in the Credit Agreement dated as of June 8, 1995 among the Borrower, the banks listed on the signature pages thereof, Morgan Guaranty Trust
Company of New York, as Agent and Texas Commerce Bank National Association and NationsBank of Texas, N.A., as Co-Agents (as the same may be amended from time to time, the "Credit Agreement").
Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                                          THE LOUISIANA LAND AND
                                          EXPLORATION COMPANY


                                          By________________________
                                            Title:

                               LOANS AND PAYMENTS OF PRINCIPAL



________________________________________________________________

                                                            Amount of
              Amount of   Type of   Maturity    Principal   Notation
   Date      Loan             Loan      of Loan      Repaid    Made By
________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

                                                  EXHIBIT B-1




                                                        [Effective Date]



To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, NY  10260

Dear Sirs:

              We have acted as counsel for the Louisiana Land and Exploration Company (the "Borrower") in connection with the Credit Agreement (the "Credit Agreement") dated as of June 8, 1995 among the Borrower, the banks listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Agent and Texas Commerce Bank National Association and NationsBank of Texas, N.A., as Co-Agents. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our client pursuant to the Credit Agreement.

              We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. We have assumed for purposes of our opinions set forth below that the execution and delivery of the Credit Agreement by the Agent and each of the Banks has been duly authorized by the Agent and the Banks. As to questions of fact relating to the Borrower material to such opinions, we have relied upon representations of appropriate officers of the Borrower.

              Upon the basis of the foregoing, we are of the opinion that:

              1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Maryland, and has all corporate powers required to carry on its business as now conducted.

              2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, do not contravene, or constitute a default under, the articles of incorporation or by-laws of the

Borrower, and require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or, to our knowledge, of any agreement or instrument evidencing or governing Debt of the Borrower or any Subsidiary or any other material agreement, judgment, injunction, order, decree or other instrument known to us and binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower.

              3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, in each case except (i) as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by general equitable principles.

              We are qualified to practice in the State of New York and do not purport to be experts on any laws other than the laws of the United States, the State of New York and the Corporations and Associations Law of the State of Maryland. We have made no independent investigation of the laws of any other jurisdiction and, accordingly, this opinion is rendered only with respect to the laws of such jurisdictions. In giving this opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

              The opinions expressed herein are solely for the benefit of the Banks and the Agent and may not be relied upon by any other persons.

                                          Very truly yours,

                                                  EXHIBIT B-2

                                                        [Effective Date]

To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, NY  10260

       Re:    Opinion of General Counsel of the Borrower

Dear Sirs:

              I am General Counsel of The Louisiana Land and Exploration Company (the "Borrower") and have acted as such in connection with the Credit Agreement (the "Credit Agreement") dated as June 8, 1995, among the Borrower, the banks listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Agent, and Texas Commerce Bank National Association and NationsBank of Texas, N.A., as Co-Agents. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of the Borrower pursuant to
Section 10.01(d) of the Credit Agreement.

              I, or attorneys acting under my supervision, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. I have assumed for purposes of our opinions set forth below that the execution and delivery of the Credit Agreement by the Agent and each of the Banks has been duly authorized by the Agent and the Banks. As to questions of fact relating to the Borrower material to such opinions, we have relied upon representations of appropriate officers of the Borrower.

              Upon the basis of the foregoing, I am of the opinion that:

              1. The Borrower has all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

              2. Except as set forth in the Borrower's Annual Report on Form 10-K for the year ended December 31, 1994, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which an adverse decision could reasonably be expected which could have a Material Adverse Effect or which, to my knowledge, in any manner draws into question of the validity of the Credit Agreement or the Notes.

              I am qualified to practice in the State of Louisiana and do not purport to be an expert on any laws other than the laws of the United States and the State of Louisiana, and this opinion is rendered only with respect to such laws. I have made no independent investigation of the laws of any other jurisdiction.

              The opinions expressed herein are solely for the benefits of the Banks and the Agent and may not be relied upon by any other persons.

                                          Very truly yours,

                                                  EXHIBIT C



                                         OPINION OF
                           DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                          FOR THE AGENT






To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

              We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of June 8, 1995 among The Louisiana Land and Exploration Company, a Maryland corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks"), Morgan Guaranty Trust Company of New York, as Agent and Texas Commerce Bank National Association and NationsBank of Texas, N.A., as Co-Agents (the "Co-Agents"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 10.01(e) of the Credit Agreement.
Terms defined in the Credit Agreement are used herein as therein defined.

              We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

              Upon the basis of the foregoing, and assuming the due authorization, execution and delivery of the Credit Agreement and each of the Notes by or on behalf of the Borrower, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

              We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

              This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                          Very truly yours,

                                                  EXHIBIT D


                             Form of Money Market Quote Request


                                                     [Date]



To:           Morgan Guaranty Trust Company of New York
                (the "Agent")

From:         The Louisiana Land and Exploration Company

Re: Credit Agreement (the "Credit Agreement") dated as of June 8, 1995 among the Borrower, the Banks listed on the signature pages thereof and the Agent and Texas Commerce Bank National Association and NationsBank of Texas, N.A., as Co-Agents


              We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________

Principal Amount1                            Interest Period2

$

              Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London
Interbank Offered Rate.]

              Terms used herein have the meanings assigned to them in the Credit Agreement.

                                          THE LOUISIANA LAND AND
                                            EXPLORATION COMPANY


                                          By________________________
                                             Title:

___________________
       1Amount must be $10,000,000 or a larger multiple of $1,000,000.

       2Not less than one month (LIBOR Auction) or not less than 30 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                  EXHIBIT E


                         Form of Invitation for Money Market Quotes



To:           [Name of Bank]

Re:           Invitation for Money Market Quotes to The Louisiana
              Land and Exploration Company (the "Borrower")


              Pursuant to Section 2.03 of the Credit Agreement dated as of June 8, 1995 among the Borrower, the Banks parties thereto and the undersigned, as Agent and Texas Commerce Bank National
Association and NationsBank of Texas, N.A., as Co-Agents, we are pleased on behalf of the Borrower to invite you to submit Money
Market Quotes to the Borrower for the following proposed Money
Market Borrowing(s):


Date of Borrowing:  __________________

Principal Amount                             Interest Period


$


              Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

              Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

                                          MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK


                                          By______________________
                                             Authorized Officer

                                                  EXHIBIT F


                                 Form of Money Market Quote


To:           Morgan Guaranty Trust Company of New York, as Agent

Re:           Money Market Quote to The Louisiana Land and
              Exploration Company (the "Borrower")


              In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money
Market Quote on the following terms:

1.     Quoting Bank:  ________________________________

2.     Person to contact at Quoting Bank:

       _____________________________

3.     Date of Borrowing: ____________________*

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal      Interest       Money Market
 Amount**      Period***  Margin**** Absolute Rate*****

$

$

       [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**

 __________

 * As specified in the related Invitation.

** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

                             (notes continued on following page)

              We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of June 8, 1995 among the Borrower, the Banks listed on the signature pages thereof and yourselves, as Agent and Texas Commerce Bank National Association and NationsBank of Texas, N.A., as Co-Agents, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                          Very truly yours,

                                          [NAME OF BANK]


Dated:_______________                  By:__________________________
                                             Authorized Officer






















__________

*** Not less than one month or not less than 30 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                  EXHIBIT G


                             ASSIGNMENT AND ASSUMPTION AGREEMENT



              AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), THE LOUISIANA LAND
AND EXPLORATION COMPANY (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                                     W I T N E S S E T H


              WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of June 8, 1995 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

              WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed
$__________;

              WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

              WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

              NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

              SECTION 1.  Definitions. All capitalized terms not
otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

              SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the effective date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee[, the Borrower and the Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the effective date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned
Amount, and (ii) the Commitment of the Assignor shall, as of the effective date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

              SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the effective date hereof in Federal funds the amount heretofore agreed between them. It is understood that commitment and/or facility fees in respect of the Assigned Amount accrued to the effective date hereof are for the account of the Assignor and such fees accruing from and including the effective date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

              [SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee.]

              SECTION 5. Effectiveness. The effective date of this Agreement shall be __________, 199_. Following the execution of this Agreement, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to Section 9.06(f) of the Credit Agreement effective as of the date specified above (which shall not, unless otherwise agreed to by the Agent, be earlier than five Domestic Business Days after the date of such acceptance and recording by the Agent).

              SECTION 6. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit
Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

              SECTION 7.  Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of New York.

              SECTION 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

              IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                          [ASSIGNOR]


                                          By_________________________
                                            Title:


                                          [ASSIGNEE]


                                          By__________________________
                                            Title:


                                          THE LOUISIANA LAND AND
                                            EXPLORATION COMPANY


                                          By__________________________
                                            Title:


                                          MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK


                                          By__________________________
                                            Title: